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                                                                EXHIBIT 10.15(b)

                                 PROMISSORY NOTE


$77,000,000                                                   New York, New York
                                                              December 15, 2000


                  FOR VALUE RECEIVED CINEMA PROPERTIES, INC., a Delaware corporation, as maker, having its principal place of business at c/o Cinemark, 3900 Dallas Parkway, Suite 500, Plano, Texas 75093 hereinafter referred to as "Borrower"), hereby unconditionally promises to pay to the order of LEHMAN BROTHERS BANK FSB, a federal savings bank, individually and as agent for one or more co-lenders, as payee, having an address at 921 North Orange Street, Wilmington, Delaware 19801 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SEVENTY SEVEN MILLION AND 00/100 DOLLARS ($77,000,000.00) or so much thereof as may be advanced pursuant to that certain Loan Agreement by and between Borrower and Lender, of even date herewith (the "Loan Agreement"), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as described herein.

                            ARTICLE 1: PAYMENT TERMS

                  (a) A payment of interest only on each Payment Date (defined below);

                  (b) Upon and after the occurrence of a Triggering Event (defined below), a payment equal to the Excess Cash Flow (defined below) on the first Payment Date after the occurrence of a Triggering Event and on each Payment Date thereafter up to and including the Maturity Date (defined below); and

                  (c) The balance of the principal sum and all interest thereon shall be due and payable on the Maturity Date. Interest on the principal sum of this Note shall be calculated at the Applicable Interest Rate on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

                               ARTICLE 2: INTEREST

                  (a) Definitions. For all purposes of this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "Adjustment Date" shall mean the first day of the second Interest Period and each succeeding Interest Period.

                  "Applicable Interest Rate" shall have the meaning given to it in Section (b) of this Article 2.

                  "Breakage Costs" shall have the meaning given to it in Section
(g) of this Article 2.



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                  "Business Day" shall mean any day excluding Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                  "Cash Management Agreement" shall mean that certain cash management agreement dated the date hereof between Borrower and Lender.

                  "Co-Lender" shall have the meaning given to it in the Loan Agreement.

                  "Eurodollar Rate" shall mean, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus (i) from the date hereof through and including the Initial Maturity Date, 5.75% per annum, (ii) from the Initial Maturity Date though and including the First Extended Maturity Date, 6.25% per annum and (iii) from the First Extended Maturity Date through and including the Second Extended Maturity Date, 6.75% per annum.

                  "Excess Cash Flow" shall have the meaning given to it in the Cash Management Agreement.

                  "First Extended Maturity Date" shall have the meaning given to it in Section (h)(i) of the Article 2.

                  "Foreign Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of Lender or any Co-Lender or any successor and/or assign of Lender or any Co-Lender, income and franchise taxes imposed on such entity.

                   "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "Interest Coverage Ratio" shall have the meaning given to it in Section 5(b) of the Loan Agreement.

                  "Initial Maturity Date" shall mean December 31, 2003.

                  "Interest Period" shall mean each three (3) month period commencing on the date the immediately preceding Interest Period Expires, provided that the first Interest Period shall commence on the date hereof. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided however, if such Interest Period would otherwise expire on the Maturity Date, and the Maturity Date is not a Business Day, such Interest Period shall expire on the immediately preceding Business Day; if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and no Interest Period shall extend beyond the Maturity Date.

                  "Interest Shortfall" shall have the meaning given to it in
Article 5.


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                  "LIBOR" shall mean, with respect to each Interest Period, the rate per annum equal to the quotient of (a) the rate reported on the date two
(2) Working Days prior to the beginning of such Interest Period as of 11:00 a.m., London, England time, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for U.S. Dollar deposits having a term equal to the applicable Interest Period and in an amount comparable to the principal amount of the Loan to be outstanding during the Interest Period (or, if said Telerate Access Service Page shall cease to be publicly available, as reported by the Reuters Screen LIBOR Page, and if said Reuters Screen Page shall cease to be publicly available, then as reported by any publicly available source of similar market data selected by Lender in Lender's sole discretion, exercised in good faith, that accurately reflects such London Interbank Offered Rate) divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender or any Co-Lender on the date two (2) Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system.

                  "Loan" shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, this Note executed and delivered by Borrower and secured by the Security Instruments and the Other Security Documents executed and delivered by Borrower.

                  "Loan Year" shall mean the calendar year beginning on January 1, 2001 and each calendar year thereafter.

                  "Maturity Date" shall mean the Initial Maturity Date, or if the Initial Maturity Date has been extended in accordance with Section (h) of this Article 2, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable.

                  "Other Security Documents" shall have the meaning set forth in
Article 6.

                  "Outstanding Principal Balance"shall mean, as of a particular date the aggregate unpaid principal balance of amounts advanced by Lender under this Note.

                  "Payment Date" shall mean March 19, 2001 and the last day of every Interest Period thereafter, until and including the Maturity Date.

                  "Prime Rate" shall mean, on a particular date, the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate". If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate", Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or


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quasigovernmental body, then Lender shall select, in its reasonable discretion, a comparable interest rate index.

                  "Second Extended Maturity Date" shall have the meaning given to it in Section (h)(ii) of this Article 2.

                  "Security Instruments" shall have the meaning set forth in
Article 6.

                  "Telerate Access Service Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollars deposits).

                  "Triggering Event" shall have the meaning given to it in the Cash Management Agreement.

                  "Working Day" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

                  Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement, the Security Instruments or the Other Security Documents, as applicable.

                  (b) Payment Terms.

                  (i) The rate at which the Outstanding Principal Balance bears interest from time to time shall be referred to as the "Applicable Interest Rate". The Applicable Interest Rate with respect to the Loan shall be: (A) from and including the date of this Note through the first Payment Date an interest rate per annum equal to 12.33%; and (B) from and including the first Adjustment Date and for each successive Interest Period through and including the Maturity Date, an interest rate per annum equal to (I) the Eurodollar Rate or (II) if the Loan begins bearing interest at the Prime Rate in accordance with the provisions of Section (c) of this Article 2, the Prime Rate plus (1) 3.75% per annum from the date hereof through and including the Initial Maturity Date, (2) 4.25% during the fourth Loan Year and (3) 4.75% per annum thereafter.

                  (ii) Interest shall be charged and payable on the Outstanding Principal Balance at a rate per annum equal to the Applicable Interest Rate, but in no event to exceed the maximum rate permitted under applicable law. Subject to the terms and conditions of Section (c) of this Article 2, Borrower shall pay interest on the Outstanding Principal Balance at the Applicable Interest Rate for the applicable Interest Period, but in no event to exceed the maximum rate permitted under applicable law. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.


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                  (c)(i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, the Loan shall bear interest at the Prime Rate beginning on the first day of the next succeeding Interest Period.

                  (ii) If, pursuant to the terms of this Section (c), the Loan is bearing interest at the Prime Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower by telephone of such determination, confirmed in writing, to Borrower as soon as reasonably practical, but in no event later than one (1) Business Day prior to the last day of the then current Interest Period. If such notice is given, the Loan shall bear interest at the Eurodollar Rate beginning on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Note to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest at either the Eurodollar Rate or the Prime Rate.

                  (d) If the Loan is bearing interest at the Eurodollar Rate, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, Foreign Taxes, excluding, in the case of Lender or any Co-Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender or any Co-Lender is organized or the states of Texas, California or Louisiana or any political subdivisions thereof and, in the case of Lender or any Co-Lender, taxes measured by its income, receipts or capital and franchise taxes imposed on it, by the jurisdiction of Lender's or such Co-Lender's applicable lending office or any political subdivision thereof. If any non-excluded Foreign Taxes are required to be withheld from any amounts payable to Lender or any Co-Lender hereunder, the amounts so payable to Lender or such Co-Lender shall be increased to the extent necessary to yield to Lender or such Co-Lender (after payment of all non-excluded Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any non-excluded Foreign Tax is payable pursuant to applicable law by Borrower, Borrower shall send to Lender or the applicable Co-Lender an original official receipt showing payment of such non-excluded Foreign Tax. Borrower hereby indemnifies Lender and each Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or any Co-Lender which may result from any failure by Borrower to pay any such non-excluded Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender or any Co-Lender the required receipts or other required documentary evidence, provided, however, in the event that Lender or any Co-Lender or any successor and/or assign of Lender or any Co-Lender is not incorporated under the laws of the United States of America or a state thereof Lender and such Co-Lender agrees that, prior to the first date on which any payment is due such entity hereunder, it will deliver to Borrower (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such entity is entitled to receive payments under this Note, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup


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withholding tax. Each entity required to deliver to Borrower a Form W-8BEN or
W-8ECI or Form W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower two further copies of the said letter and W-8BEN or W-8ECI or Form W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form W-8ECI, is the last day of each U.S. taxable year of the non-U.S. entity) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower, and such other extensions or renewals thereof as may reasonably be requested by Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such entity is entitled to receive payments under this Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such entity from duly completing and delivering any such letter or form with respect to it and such entity advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-9, establishing an exemption from United States backup withholding tax. Notwithstanding the foregoing, if such entity fails to provide a duly completed Form W-8BEN or W-8ECI or other applicable form and, under applicable law, in order to avoid liability for Foreign Taxes, Borrower is required to withhold on payments made to such entity that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Foreign Taxes. In such event, Borrower shall promptly provide to such entity evidence of payment of such Foreign Taxes to the appropriate taxing authority and shall promptly forward to such entity any official tax receipts or other documentation with respect to the payment of the Foreign Taxes as may be issued by the taxing authority.

                  (e) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender or any Co-Lender in good faith to make or maintain the bearing interest at the Eurodollar Rate, (I) the obligation of Lender or such Co-Lender hereunder to make the Loan bearing interest at the Eurodollar Rate shall be canceled forthwith and (II) the Loan shall automatically bear interest at the Prime Rate on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender or any Co-Lender (within ten (10) days of Lender or any Co-Lender's written demand therefor), any additional amounts necessary to compensate Lender or any Co-Lender for any reasonable costs incurred by Lender or such Co-Lender in making any conversion in accordance with this Note, including, without limitation, any interest or fees payable by Lender or such Co-Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder. Upon written demand from Borrower, Lender or the applicable Co-Lender shall demonstrate in reasonable detail the circumstances giving rise to Lender or such Co-Lender's determination and the calculation substantiating the Prime Rate and any additional costs incurred by Lender or such Co-Lender in making the conversion. Lender's or Co-Lender's written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

                  (f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance in good faith by Lender or any Co-Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental
Authority:


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                  (I)      shall hereafter impose, modify or hold applicable any
                           reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender or any Co-Lender which is not otherwise included in the determination of LIBOR hereunder;

                  (II) shall, in connection with a LIBOR based loan, hereafter have the effect of reducing the rate of return on Lender or any Co-Lender's capital as a consequence of its obligations hereunder to a level below that which Lender or any Co-Lender could have achieved hereunder but for such adoption, change or compliance (taking into consideration Lender or any Co-Lender's policies with respect to capital adequacy) by any amount deemed by Lender or any Co-Lender to be material; or

                  (III) shall, in connection with a LIBOR based loan, hereafter impose on Lender or any Co-Lender any other condition (other than an increase in the franchise tax rate or marginal income tax rate charged to Lender above such rates as are in effect as of the date hereof), the result of which is to increase the cost to Lender or such Co-Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender or such Co-Lender (within ten (10) days of Lender or such Co-Lender's written demand therefor), any additional amounts necessary to compensate Lender or such Co-Lender for such additional cost or reduced amount receivable which Lender or such Co-Lender deems to be material as reasonably determined by Lender or such Co-Lender. If Lender or any Co-Lender becomes entitled to claim any additional amounts pursuant to this Section (f), Lender and such Co-Lender shall provide Borrower with written notice specifying in reasonable detail the event or circumstance by reason of which it has become so entitled and the additional amount required to fully compensate Lender and such Co-Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender or such Co-Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of this Note and the satisfaction of all other obligations of Borrower under this Note, the Security Instruments (defined below) and the Other Security Documents.

                  (g) Borrower agrees to indemnify Lender and the Co-Lenders and to hold Lender and the Co-Lenders harmless from any loss or expense which Lender or any Co-Lender sustains or incurs as a consequence of (I) any default by Borrower in payment of the principal of or interest on the Loan while bearing interest at the Eurodollar Rate, to the extent of any loss or expense arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate, (II) any prepayment (whether voluntary or mandatory) of the Loan on a day that is not a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Note, including, without limitation, such loss or expense arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder and (III) the conversion (for any


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reason whatsoever, whether voluntary or involuntary) of the Applicable Interest
Rate from the Eurodollar Rate to the Prime Rate with respect to any portion of the Outstanding Principal Balance then bearing interest at the Eurodollar Rate on a date other than a Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender or any Co-Lender to lenders of funds obtained by it in order to maintain the Eurodollar Rate hereunder (the amounts referred to in clauses (I), (II) and (III) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of this Note in full and the satisfaction of all other obligations of Borrower under this Note, the Security Instruments and the Other Security Documents.

                  (h) Extension Options.

                           (i) Borrower shall have the right to extend the
                  Initial Maturity Date to December 31, 2004 (the "First Extended Maturity Date") provided that (A) Borrower gives Lender written notice not less than thirty (30) days and not more than sixty (60) days prior to the Initial Maturity Date,
                  (B) the Interest Coverage Ratio calculated as of the Initial Maturity Date is equal to or greater than 1.65 to 1, (C) no Event of Default has occurred and is continuing, and (D) Borrower pays to Lender an extension fee equal to 1.5% of the then Outstanding Principal Balance on the Initial Maturity Date.

                           (ii) Borrower shall have the right to extend the
                  First Extended Maturity Date to December 31, 2005 (the "Second Extended Maturity Date") provided that (A) Borrower gives Lender written notice not less than thirty (30) days and not more than sixty (60) days prior to the First Extended Maturity Date, (B) the Interest Coverage Ratio calculated as of the First Extended Maturity Date is equal to or greater than 1.80 to 1, (C) no Event of Default has occurred and is continuing, and (D) Borrower pays to Lender an extension fee equal to 3% of the then Outstanding Principal Balance on the First Extended Maturity Date.

                       ARTICLE 3: DEFAULT AND ACCELERATION

                  (a) The whole of the Outstanding Principal Balance of this Note, (b) accrued but unpaid interest, default interest, late charges and other sums, as provided in this Note, the Security Instruments or the Other Security Documents (defined below), to the extent each of the same may be due, (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instruments or the Other Security Documents, (d) all sums advanced pursuant to the Security Instruments to protect and preserve the Property (hereinafter defined) and the lien and the security interest created thereby, and (e) to the extent that Borrower, under this Note, the Security Instruments or any of the Other Security Documents is obligated to pay, all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid upon the date when due or on the Maturity Date or on the happening of any


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

other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instruments or any of the Other Security Documents (collectively, an "Event of Default").

                           ARTICLE 4: DEFAULT INTEREST

         Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed (i) for all Events of Default which can be cured by the payment of a sum of money, from the date upon which such payment was due, and (ii) for all other Events of Default, from the occurrence of the Event of Default until, for all Events of Default, the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instruments. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                              ARTICLE 5: PREPAYMENT

                  The principal balance of this Note may be prepaid in whole or in part upon not less than five (5) Business Days' prior written notice to Lender specifying the date and amount of prepayment, provided, however, that any partial prepayment must be in an amount not less than $500,000.00, and provided further that if the prepayment occurs on a date other than a Payment Date, Borrower shall also pay, as a condition to such prepayment, (i) all interest which would have accrued on the principal amount of such prepayment through but excluding the next succeeding Payment Date (the "Interest Shortfall"), (ii) all Breakage Costs, if any, and without duplication of sums paid pursuant to this subsection and Subsection 2(g) above, with respect to such prepayment.

                              ARTICLE 6:  SECURITY

         This Note is secured by the Security Instruments and the Other Security Documents. The term "Security Instruments" as used in this Note shall mean those certain mortgages or deeds of trust and security agreements or other security instrument dated the date hereof in the aggregate principal sum of $77,000,000 given by Borrower to (or for the benefit of) Lender with respect to certain premises located in Texas, California and Louisiana, and other property, as more particularly described therein (collectively, the "Property"). The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instruments now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.


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         All of the terms, covenants and conditions contained in the Security
Instruments and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                            ARTICLE 7: SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                             ARTICLE 8: LATE CHARGE

         Prior to the occurrence of a Triggering Event (as defined in that certain Cash Management Agreement dated as of the date hereof between Borrower and Lender), if any sum payable under this Note is not paid on or prior to the third calendar day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instruments and the Other Security Documents.

                            ARTICLE 9: NO ORAL CHANGE

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                     ARTICLE 10: JOINT AND SEVERAL LIABILITY

         If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                               ARTICLE 11: WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. Except as otherwise expressly provided herein, in the Loan Agreement, the Security Instruments or the Other Security Documents, no release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instruments or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instruments or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instruments or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Security Instruments or any Other Security Document.)

                              ARTICLE 12: TRANSFER

         Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may assign all of Lender's rights and interests in and to, and deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instruments and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and shall be deemed to have assumed all of Lender's obligations and liabilities hereunder, from and after the date of such transfer, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter to the extent of interests transferred, however, Lender shall not be discharged from any liability occurring prior to the date of such transfer; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                       ARTICLE 13: WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY Instruments OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF ITS OFFICERS, EMPLOYEES, PARTNERS, MEMBERS, PRINCIPALS, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                             ARTICLE 14: EXCULPATION

         (a) Except as otherwise provided herein, in the Security Instruments or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instruments by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instruments, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instruments) and any other collateral given to Lender created by this Note, the Security Instruments and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instruments, agrees that it shall not, except as otherwise provided in the Security Instruments, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Note, the Other Security Documents or the Security Instruments. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Security Documents or the Security Instruments; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity (as defined in the Security Instruments)), guaranty, master lease or similar instrument made in connection with this Note, the Security Instruments, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Sections 13.2, 13.3, 13.4 and
13.5 of the Security Instruments; (vii) impair the right of Lender to enforce its rights under the Assignment of Contribution Agreement (as defined in the Loan Agreement); or (viii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instruments; provided however, Lender shall only enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

         (b) Notwithstanding the provisions of this Article 14 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instruments) it incurs due to: (i) fraud or intentional misrepresentation by Borrower in connection with the execution and the delivery of this Note, the Security Instruments or the Other Security Documents;
(ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of a Default (as defined in the Security Instruments) or Event of Default; (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Borrower's failure to pay Taxes (as defined in the Security Instruments), Other Charges (as defined in the Security Instruments) (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of the Security Instruments or are being contested in good faith by Borrower in accordance with the terms of the Security Instruments), charges for labor or materials or other charges that can create liens on the Property; (vi) Borrower's failure to return or to reimburse Lender for all Personal Property (as defined in the Security Instruments) taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of actual intentional waste or arson by Borrower, any principal, affiliate or general partner thereof or by any Indemnitor or Guarantor; (viii) any fees or commissions paid by Borrower to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of this Note, the Security Instruments or the Other Security Documents; or (ix) Borrower's failure to comply with the provisions of Sections 12.1 and 12.2 of the Security Instruments.

         (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect (i) in the event of Borrower's default under Sections 3.11, 4.2 or Article 8 of the Security Instruments, or (ii) if the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding or (B) an involuntary bankruptcy or insolvency proceeding commenced by any person (other than Lender) and Borrower fails to use its best efforts to obtain a dismissal of such proceedings.

         (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instruments and the Other Security Documents.

                              ARTICLE 15: AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instruments and the Other Security Documents and that this Note, the Security Instruments and the Other Security Documents constitute valid and binding obligations of Borrower.

                           ARTICLE 16: APPLICABLE LAW

         This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York; provided, however, that with respect to the determination of deficiency judgments, the laws of the State in which the Property is located shall apply.

                         ARTICLE 17: SERVICE OF PROCESS

         (a) (i) Borrower will maintain a place of business or an agent for service of process in New York, New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon.

                  (ii) Borrower initially designates Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, New York 12207, to receive for and on behalf of Borrower service of process in New York, New York with respect to this Note.

         (b) Except as required by the laws of the State in which a Property is located with respect to an action involving the Property, any legal action or proceeding with respect to this Note, the Security Instruments or the Other Security Documents and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note, the Security Instruments or the Other Security Documents brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                            ARTICLE 18: COUNSEL FEES

         In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

                               ARTICLE 19: NOTICES

         All notices required or permitted hereunder shall be given as provided in the Security Instruments.

                            ARTICLE 20: MISCELLANEOUS

                  Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, due diligence costs, reasonable legal fees and disbursements of Lender actually incurred with respect to retained firms or, the reimbursement for the reasonable expenses of other third party costs.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                        CINEMA PROPERTIES, INC.,
                                        a Delaware corporation


                                        By:    /s/ ROBERT COPPLE
                                            ------------------------------
                                            Name:  Robert Copple
                                            Title: Vice President